Exhibit 10.46

ENER1, INC.
AMENDED AND RESTATED
2002 NON-EMPLOYEE DIRECTOR STOCK PARTICIPATION PLAN

The Board of Directors of Ener1, Inc. (the "Company") determined, pursuant to resolutions dated August 19, 2008, November 18, 2008 and March 13, 2009, that it was in the best interests of the Company to amend the Ener1, Inc. 2002 Non-Employee Director Stock Participation Plan (the "Plan") as provided herein.  Therefore, effective as of May 7, 2009, the Plan is amended and restated to read as follows:

1.	HISTORY, RESTATEMENT, AND TERM

The Company established the Plan, effective April 15, 2002 (the "Effective Date"), subject to approval of the Plan by the Company's shareholders, which was subsequently obtained.  By this document, the Company restates the Plan in its entirety, effective as of the date set out in the first paragraph hereof.  Unless earlier terminated pursuant to Section 9, the Plan shall terminate on the tenth anniversary of the Effective Date.  Capitalized terms used herein are defined in Exhibit 1 attached hereto.

2.	PURPOSE

The purpose of the Plan is to advance the interests of the Company by allowing the Company to attract, retain and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and incentives to expend maximum effort for the growth and success of the Company and the Company's subsidiaries.  It is intended that all Options be exempt from the requirements of Internal Revenue Code Section 409A pursuant to Treasury Regulations Section 1.409A-1(b)(5), and the Plan and all Option Agreements shall be interpreted to reflect this intent.

3.	ELIGIBILITY

Options may be granted under the Plan to any Eligible Individual.

4.	ADMINISTRATION

(a)           Board. The Plan shall be administered by the Board, which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Option granted or any Option Agreement entered into under the Plan, and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan, any Option granted or any Option Agreement entered into hereunder.  The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion.  The decisions by the Board shall be final, conclusive, and binding with respect to the interpretation and administration of the Plan and any Option under the Plan.

(b)            Committees. The Board may, in its sole discretion, from time to time appoint one or more Committees to perform such functions with respect to the Plan as it may determine.  Without limiting the foregoing, the Board may provide that the role of the Committees shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committees all functions related to the administration of the Plan.  The Board may add or remove members and fill vacancies on the Committees or abolish Committees from time to time.  The majority vote of a Committee, or acts reduced to or approved in writing by a majority of the members of a Committee, shall be the valid acts of the Committee.

(c)           No Liability. No member of the Board or of the Committees shall be liable for any action or determination made in good faith with respect to the Plan, any Option granted or any Option Agreement entered into hereunder.

5.	COMMON STOCK

The capital stock of the Company that may be issued pursuant to Options granted under the Plan shall be shares of Common Stock. Such shares may be treasury shares or authorized but unissued shares. The total number of shares of Common Stock that may be issued pursuant to Options granted under the Plan shall be 285,714 shares (of which 41,424 shares remain as of May 7, 2009), subject to adjustment as provided in the Plan. If any Option expires, terminates, or is canceled for any reason prior to exercise in full, the shares of Common Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

6.	OPTIONS

(a)           Type of Options. All Options granted under the Plan shall be Non-qualified Stock Options.

(b)           Grant of Options. Subject to the terms and conditions of the Plan, the Board may from time to time, prior to the date of termination of the Plan, grant to such Eligible Individuals as the Board may determine, Options to purchase such number of shares of Common Stock on such terms and conditions as the Board may determine. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted.

(c)           Automatic Grants. Subject to the availability of shares of Common Stock under the Plan, each person who is first elected as a member of the Board after the Effective Date during the term of the Plan and who is not an employee or officer of the Company on the date of such election shall be automatically granted an option to purchase 1,429 shares of Common Stock.

(d)           Option Agreements. All Options granted pursuant to the Plan must be evidenced by an Option Agreement. Option Agreements may contain different terms; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

(e)           Exercise Price. The Exercise Price of an Option shall be the Fair Market Value of the shares of Common Stock subject to the Option on the Grant Date.

(f)           Limitations on Option Period. Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Option Agreement relating to such Option.  In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Board may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the earlier of (i) the latest date on which the Option would have expired by its original terms under any circumstances or (ii) ten (10) years from the Grant Date thereof.

(g)           Vesting Schedule and Condition. Options gained under the Plan shall not be exercisable until they become vested. Options granted under the Plan shall vest in the Optionee and thus become exercisable, in accordance with the following schedules provided that the Optionee has continuously served as a member of the Board through such vesting date:

Date of Vesting	Incremental Number of Shares for which Option will be Exercisable	Cumulative Number of Shares for which Option will be Exercisable

On the first anniversary of the Grant Date	477	477

On the second anniversary of the Grant Date	476	953

On the third anniversary of the Grant Date	476	1,429

Notwithstanding the foregoing, any vesting requirement or other condition on the exercise of an Option may be rescinded, modified, or waived by the Board at any time in its sole discretion so as to permit the exercise of the Option at such time as the Board may determine; provided, however, that such rescission, modification, or waiver does not cause the Option to become subject to Code Section 409A.

(h)           Exercise. When the conditions to the exercise of an Option have been satisfied, the Optionee may exercise the Option only in accordance with the following provisions. The Optionee shall deliver to the Company a written notice stating that the Optionee is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in this Plan. Said notice must be delivered to the Company at its principal office and addressed to the attention of the Company's Stock Option Administrator. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 50 shares or the maximum number of shares available for purchase under the Option at the time of exercise. An attempt to exercise any Option granted hereunder other than as set forth in this Plan shall be invalid and of no force and effect.

(i)           Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by certified or cashier’s check. Notwithstanding the foregoing, the Board may, in its sole and absolute discretion and to the extent permitted by applicable law, permit such payment to be made by one of the following methods or in any combination thereof as it may determine:

(i)           by the delivery of a promissory note of the Optionee to the Company on such terms as the Board shall specify in its sole and absolute discretion;

(ii)           through the delivery to the Company of shares of Common Stock previously owned by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Board may require the Optionee to furnish an opinion of counsel acceptable to the Board to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act;

(iii)           if the Company is a Public Company at the time of exercise, through a "cashless exercise sale and remittance procedure" pursuant to which the Optionee shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Board to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (2) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or

(iv)           through a "cashless exercise withholding procedure" pursuant to which the Company shall withhold a sufficient number of shares of Common Stock otherwise issuable to the Optionee upon exercise of the Option so that the Fair Market Value of such withheld shares at such time will equal the sum of the aggregate Exercise Price of the shares of Common Stock delivered to the Optionee and withheld by the Company, plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise.

(j)           Issuance of Certificates. The Company shall deliver to the Optionee a certificate evidencing his ownership of shares of Common Stock issued pursuant to the exercise of an Option as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. An Optionee shall not have any of the rights of a shareholder with respect to Option Stock prior to satisfaction of all conditions relating to the issuance of such Option Stock, and, except as expressly provided in this Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

(k)           Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

(l)           Transferability

(i)           Transferability of Options. Unless otherwise expressly permitted by the Board in its sole and absolute discretion, an Optionee may not Transfer an Option other than by will or the laws of descent and distribution.

(ii)           Transfers in Violation Void. Any purported Transfer of an Option in contravention of the provisions of this Plan shall have no force or effect and shall be null and void, and the purported transferee of such Option shall not acquire any rights with respect to such Option.

(iii)           Certain Gratuitous Transfers. Without limiting the foregoing provisions, the Board may in its sole and absolute discretion permit the Transfer of an Option without payment of consideration to a member of the Optionee’s immediate family or to a trust or partnership whose beneficiaries are members of the Optionee’s immediate family. In such case, said Non-qualified Stock Option shall be exercisable only by the transferee approved of by the Board. For purposes of this provision, an Optionee’s "immediate family" shall mean the Optionee’s spouse, children and grandchildren.

(m)           Termination of Services, Death or Disability. Unless otherwise provided in an Option Agreement, if an Optionee’s service as a director of the Company terminates, the provisions of this Section 6(m) shall apply.  Notwithstanding anything to the contrary, the Board may provide, in its sole and absolute discretion, that following the cessation of Optionee’s service as a director of the Company for any reason, an Optionee may exercise an Option, in whole or in part, at any time subsequent to such termination of service and prior to termination of the Option pursuant to Section 6(f) above, either subject to or without regard to any vesting or other limitation on exercise imposed pursuant to Section 6(g) above.

(i)           General. If an Optionee’s service as a director of the Company terminates, other than by reason of death or Disability of such Optionee, any Option granted to such Optionee which has vested as of the date upon which the termination occurs shall be exercisable for a period not to exceed sixty (60) days after such termination (or such other period provided in the applicable Option Agreement or by the Board in its discretion, provided, that such period will not extend beyond the earlier of the (i) tenth anniversary of the Grant Date thereof or (ii) the latest date on which the Option would have expired by its original term under any circumstances.  Subject to Section 6(g) above, upon such termination, the Optionee’s unvested Options shall expire and the Optionee shall have no further right to purchase shares of Common Stock pursuant to such unvested Option.  Unless otherwise determined by the Board, temporary absence from service because of illness, vacation, approved leaves of absence, military service and transfer of service shall not constitute a termination of service with the Company.

(ii)           Disability.  If an Optionee’s service as director of the Company terminates by reason of Disability, any Option granted to such Optionee which has vested as of the date upon which the termination occurs shall be exercisable for a period not to exceed six (6) months after such termination (or such other period provided in the applicable Option Agreement or by the Board in its discretion, provided that such period will not extend beyond the earlier of the (i) tenth anniversary of the Grant Date thereof or (ii) the latest date on which the Option would have expired by its original term under any circumstances.  Subject to Section 6(g) above, upon such termination the Optionee’s unvested Options shall expire and the Optionee shall have no further right to purchase shares of Common Stock pursuant to such unvested Option.

(iii)           Death. If an Optionee’s service as director of the Company terminates by reason of death, any Option granted to such Optionee which has vested as of the date upon which the termination occurs shall be exercisable for a period not to exceed one (1) year after the date of such Optionee’s death (provided that such period will not extend beyond the earlier of the (i) tenth anniversary of the Grant Date thereof or (ii) the latest date on which the Option would have expired by its original term under any circumstances.  The Optionee’s estate or the devisee named in the Optionee’s valid last will and testament or the Optionee’s heir at law who inherits the Option (whichever is applicable) shall have the right to exercise the applicable Option in accordance with this Section 6(m).  Subject to Section 6(g) above, upon such termination the Optionee’s unvested Options shall expire and Optionee’s estate, devisee or heir at law (whichever is applicable) shall have no further right to purchase shares of Common Stock pursuant to such unvested Option.

7.	RECAPITALIZATION, REORGANIZATIONS, CHANGE IN CONTROL AND OTHER CORPORATE EVENTS

(a)           Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, reorganization (other than as described in Section 10(b) below), stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Board (i) in the aggregate number and kind of shares of Common Stock available under the Plan, (ii) in the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Options granted under the Plan, and (iii) in the Exercise Price per share of outstanding Options granted under the Plan.  For the avoidance of doubt, the number of shares of Common Stock subject to and reflected in this Plan takes into account the Company’s 7 for 1 reverse stock split effectuated on April 24, 2008.

(b)           Reorganization. Unless otherwise provided in an Option Agreement, in the event of a Reorganization of the Company, the Board may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Options may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) some or all outstanding Options shall terminate upon a Reorganization, provided however, that Optionee shall have the right, immediately prior to the occurrence of such Reorganization and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise any vested Option in whole or in part, or (iii) terminate all options in exchange for a cash payment equal to the excess of the Fair Market Value of the share subject to the Options (to the extent then exercisable) over the Exercise Price thereof. In the event that the Board does not terminate an Option upon a Reorganization of the Company then each outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock would have been entitled to upon such Reorganization.

(c)           Change in Control. Irrespective of what is provided in an Option Agreement, in the event of a Change in Control of the Company, all outstanding Options shall become immediately exercisable and vested, without regard to any limitation imposed pursuant to this Plan or any Option Agreement.  If a Reorganization of the Company also constitutes a Change of Control of the Company, the provisions of this Section 7(c) shall govern, unless otherwise determined by the Board.

(d)           Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, the Plan shall terminate and all Options outstanding hereunder shall terminate. In the event of any termination of the Plan under this Section 7(d), each individual holding an Option shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to Section 6(g) above.

(e)           Adjustments. Adjustments under this Section 7 related to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

(f)           No Limitations. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

8.	REQUIREMENTS OF LAW

(a)           Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

(b)           Registration. At the time of any exercise of any Option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or Optionee’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee (or Optionee’s heirs, legatees or legal representative, as the case may be) upon his or her exercise of part or all of the Option and a stop transfer order may be placed with the transfer agent. Each Option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualifications consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Option, to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

(c)           Withholding. The Board may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) withholding the amount due from any such person’s wages or compensation due to such person, or (iv) requiring the Optionee to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

(d)           Governing Law. This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.  Each party subject to this Plan hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

9.	AMENDMENT AND TERMINATION OF THE PLAN

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Options have not been granted; provided, however, that the approval by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Articles of Incorporation and By-Laws of the Company, shall be required for any amendment (i) that changes the requirements as to Eligible Individuals to receive Options under the Plan, (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Options that are granted under the Plan (except as permitted under Section 7 hereof), or (iii) if approval of such amendment is necessary to comply with federal or state law (including without limitation Section 162(m) of the Internal Revenue Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded. Except as permitted under Section 7 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

10.	DISCLAIMER OF RIGHTS

No provision in the Plan, any Option granted or any Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any Option holder, at any time, or to terminate any relationship between any individual and the Company.  A holder of an Option shall not be deemed for any purpose to be a shareholder of the Company with respect to such Option except to the extent that such Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the holder. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 7 hereof.

11.	NONEXCLUSIVITY OF THE PLAN

The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights other than under the Plan.

12.	SEVERABILITY

If any provision of the Plan or any Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

13.	NOTICES

Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: Stock Option Administrator, and if to the holder of an Option, to the address as appearing on the records of the Company.

EXHIBIT 1

DEFINED TERMS

"Board" means the Board of Directors of the Company.

"Change in Control" shall be deemed to occur with respect to an entity if a Person or a group of Persons shall acquire direct or indirect beneficial ownership (whether as a result of stock ownership, revocable or irrevocable proxies or otherwise) of securities of such entity pursuant to a transaction or a series of related transactions, such that after the consummation and as a result of such transaction(s), the Persons constituting all of the equity holders of such entity immediately prior to the commencement of such transaction(s) fail to directly or indirectly own, immediately after the consummation of such transaction(s), more than 50% of (i) the total combined voting power with respect to the election of directors of such entity or (ii) the issued and outstanding common equity of such entity (or surviving entity, in the case of a merger, consolidation, asset sale or similar transaction).

"Committees" shall mean the committees appointed by the Board pursuant to Section 4(b) herein.

"Common Stock" means common stock, with $.01 par value per share, of the Company.

"Company" means Ener1, Inc., a Florida corporation.

"Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Internal Revenue Code.

"Effective Date" shall have the meaning ascribed thereto in Section 1.

"Eligible Individual" shall mean any non-employee director of the Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exercise Price" means the purchase price of each share of Common Stock subject to an Option.

"Fair Market Value" shall mean, if the Common Stock is then listed on any national securities exchange, the mean between the high and low sales price, if any, on such exchange on the last trading day immediately prior to the Grant Date, or if none, shall be determined by taking a weighted average of the means between the highest and lowest sales price on the nearest date before and the nearest date after the Grant Date in accordance with Treasury Regulations Section 25.2512-2. If the Common Stock is not listed on any such exchange, the fair market value shall be the mean between the high and low sales price, if any, as reported onNASDAQ for the last trading day immediately prior to the Grant Date, or if none, shall be determined by taking a weighted average of the means between the highest and lowest sales price on the nearest date before and the nearest date after the Grant Date in accordance with Treasury Regulations Section 25.2512-2. If the Common Stock is not then either listed on any such exchange or quoted on NASDAQ, the Fair Market Value shall be the mean between the high and low sales prices of our common stock as reported by the OTC Bulletin Board for the trading day immediately preceding the Grant Date, or if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the Grant Date in accordance with Treasury Regulations Section 25.2512-2. If the Fair Market Value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Board.

"Grant Date" means the date on which an Option is granted to an Eligible Individual, as determined pursuant to applicable provisions of the Internal Revenue Code and the regulations thereunder.

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

"Non-qualified Stock Option" means a non-qualified stock option which is not intended to meet the requirements of Internal Revenue Code Section 422.

"Option" shall mean an option to purchase Common Stock granted pursuant to Section 6.

"Option Agreement" means a written agreement, executed by the Company and by the Optionee, in such forms as the Board shall determine, which sets forth the terms of an Option grant.

"Optionee" shall mean an Eligible Individual to whom an Option is granted to pursuant to the terms of the Plan.

"Person" shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary of the Company, and "beneficial ownership" shall be determined in accordance with Rule 13d-3 under the Exchange Act.

"Plan" means the Amended and Restated Ener1, Inc. 2002 Non-Employee Director Stock Participation Plan.

 "Public Company" means a "publicly held corporation" as defined in Section 162(m)(2) of the Internal Revenue Code.

"Reorganization" of an entity shall be deemed to occur if such entity is a party to a merger, consolidation, reorganization, or other business combination with one or more entities in which said entity is not the surviving entity, if such entity disposes of substantially all of its assets, or if such entity is a party to a spin-off, split-off, split-up or similar transaction; provided, however, that the transaction shall not be a Reorganization if the Company, or any entity whose financial statements are required to be consolidated with the financial statements of the Company pursuant to United States generally accepted accounting principles is the surviving entity.

"Transfer" means to assign, encumber, pledge, transfer, gift, bequest or otherwise dispose in any way whatsoever.